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                                   EXHIBIT 21

Subsidiaries:

    Name                                            Jurisdiction
    ----                                            ------------

    BarPoint.com, Inc............................     Florida

    Synergy Solutions, Inc.......................     Missouri

    BPNT I, LLC..................................     Florida